                                                                   EXHIBIT 11.0


                        IHOP CORP. AND SUBSIDIARIES
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                   (In thousands, except per share data)


                                                                 Year Ended December 31,
                                                         --------------------------------------
                                                          1999             1998          1997
                                                         -------          -------       -------
NET INCOME PER SHARE - BASIC

  Weighted average common shares outstanding              19,983           19,659        19,192
                                                         =======          =======       =======

  Net income available to common shareholders            $32,125          $26,111       $20,914
                                                         =======          =======       =======

  Net income per share - basic                           $  1.61          $  1.33       $  1.09
                                                         =======          =======       =======

NET INCOME PER SHARE - DILUTED

  Weighted average common shares outstanding              19,983           19,659        19,192
  Net effect of dilutive stock options
    based on the treasury stock method
    using the average market price                           375              374           294
                                                         -------          -------       -------
        Total                                             20,358           20,033        19,486
                                                         =======          =======       =======

  Net income available to common shareholders            $32,125          $26,111       $20,914
                                                         =======          =======       =======

  Net income per share - diluted                         $  1.58          $  1.30       $  1.07
                                                         =======          =======       =======
